Independent Auditors' Consent



To the Shareholders and Board of Directors of Dreyfus Premier Core Equity Fund:

We consent to the use of our report dated October 3, 2002 with respect to the Dreyfus Premier Core Equity Fund of the Dreyfus/Laurel Funds, Inc. incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.


KPMG LLP


New York, New York
December 9, 2002